UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2025
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Schrodinger, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39206	95-4284541
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
(Commission File Number)

1540 Broadway, 24th Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 295-5800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2025, the Board of Directors (the “Board”) of Schrödinger, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Bridget van Kralingen as a member of the Board, effective immediately. Ms. van Kralingen will serve as a class II director with a term expiring at the 2025 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal.
Since November 2022, Ms. van Kralingen has served as a Senior Partner and member of the executive committee at Motive Partners ("Motive Partners"), a specialty private equity firm focused on technology enabled financial and business services. Prior to joining Motive Partners in 2022, Ms. van Kralingen served as Senior Vice President of International Business Machines Corporation (“IBM”), the multinational technology company. Ms. van Kralingen joined IBM in 2004 and held a number of positions of increasing responsibility, including Chief Executive/Senior Vice President, IBM Global Markets, Senior Vice President, Global Industries, Clients, Platforms and Blockchain, Senior Vice President, Global Business Services, General Manager IBM North America, General Manager, Global Business Services in Europe, Middle East and Africa and Global Managing Partner, Financial Services Sector, Global Business Services. Prior to joining IBM, Ms. van Kralingen served as Managing Partner, US Financial Services with Deloitte Consulting. Ms. van Kralingen serves on the board of directors of Teradyne, Inc., a global supplier of automated test equipment and robotics solutions, The Travelers Companies, Inc., a global insurance company, and Discovery Limited, a South African-founded financial services organization. Ms. van Kralingen served on the board of directors of the Royal Bank of Canada from June 2011 to April 2024. Ms. van Kralingen received a Master of Commerce in Industrial and Organisational Psychology from the University of South Africa, a Bachelor of Commerce from the University of the Witwatersrand, South Africa, and an honours degree in commerce from the University of Johannesburg.
There are no arrangements or understandings between Ms. van Kralingen and any other persons pursuant to which she was elected as a director. There are no transactions in which Ms. van Kralingen has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.
Ms. van Kralingen will receive compensation for her service as a non-employee director in accordance with the Company’s Fifth Amended and Restated Director Compensation Policy, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on May 1, 2024, including the award of (i) a nonqualified stock option under the Company’s 2022 Equity Incentive Plan, as amended, to purchase 17,050 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), at an exercise price of $21.02 per share, which was equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the effective date of Ms. van Kralingen's election, and (ii) restricted stock units for 10,000 shares of Common Stock.
In addition, in connection with her election, Ms. van Kralingen will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-235890) filed with the SEC on January 10, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. van Kralingen for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Schrödinger, Inc.

Date: March 10, 2025	By:	/s/ Yvonne Tran
Yvonne Tran
Executive Vice President and Chief Legal Officer